UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 24, 2012
Date of Report (date of earliest event reported)

Nanometrics Incorporated
(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1550 Buckeye Drive, Milpitas, California 95035
(Address of principal executive offices)
Registrant's telephone number, including area code: (408) 545-6000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.07 - Submission of Matters to a Vote of Security Holders.
On May 24, 2012 the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).
At the Annual Meeting, there were 21,541,879 shares represented to vote either in person or by proxy, or 91.85% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1
Howard A. Bain III, Thomas J. Bentley, Norman V. Coates, Stephen G. Newberry, William G. Oldham, Ph.D., Bruce C. Rhine, Stephen J Smith, Ph.D., and Timothy J. Stultz Ph.D. were elected as directors of the Company, each to serve for a term of one year or until his respective successor has been duly elected and qualified. The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Howard A. Bain III	18,063,578	423,436	3,054,865
Thomas J. Bentley	18,076,848	410,166	3,054,865
Norman V. Coates	18,069,795	417,219	3,054,865
Stephen G. Newberry	18,063,230	423,784	3,054,865
William G. Oldham, Ph.D.	17,941,614	545,400	3,054,865
Bruce C. Rhine	14,384,573	4,102,441	3,054,865
Stephen J Smith, Ph.D.	18,056,048	430,966	3,054,865
Timothy J. Stultz, Ph.D.	17,958,925	528,089	3,054,865

2	The advisory vote approving the Company's 2012 executive compensation, as disclosed in the Company's proxy statement for the Annual Meeting, was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,983,196	456,411	47,407	3,054,865

3	The Company's Executive Performance Bonus Plan was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,713,243	728,046	45,725	3,054,865

4	PricewaterhouseCoopers, LLP was ratified as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2012, by the following vote:

For	Against	Abstain
21,152,244	370,449	19,186

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Company's 2012 Annual Meeting of Stockholders on May 24, 2012, the Company's stockholders approved the Company's Executive Performance Bonus Plan (the "Plan"), which was established by the Compensation Committee of the Company's Board of Directors to increase stockholder value by motivating the Company's executive officers to achieve corporate objectives by providing a competitive bonus for achieving performance goals established by the Compensation Committee. The Plan will apply to incentives awarded to covered executives for fiscal 2013 and future years.

The Plan administrator will be the Compensation Committee or the outside directors of our Board of Directors (as defined in section 162(m) of the Internal Revenue Code). Among other things, the Plan administrator will have the authority to select participants under the Plan, to determine the performance goals, award amounts and other terms and conditions of awards under the Plan. The Plan administrator also will have the authority to establish and amend rules and regulations relating to the administration of the Plan. All decisions made by the Plan administrator in connection with the Plan will be made in the Plan administrator's sole discretion and will be final and conclusive.
Awards under the Plan will be payable upon the achievement during each performance period designated by the Plan administrator of objective performance goals established by the Plan administrator based on the attainment of specified levels of one of, or any combination of, the “performance criteria” set forth in the Plan for the Company as a whole or for any business unit of the Company, as reported or calculated by the Company. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the performance criteria described above or relative to the performance of other companies, the industry or a sector of the industry.
The Plan administrator may provide in any award that any evaluation of performance may be adjusted either in accordance with U.S. generally accepted accounting principles ("GAAP") or on a non-GAAP basis as specified in the performance goal, and may also include or exclude certain events that occur during a performance period as specified in the Plan. Goals may differ for each participant. If the Plan administrator determines that the established performance goals have been met and awards are payable, such awards will qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.
The description of the Plan contained in this report is qualified in its entirety by reference to the summary of the material terms of the Plan, a copy of which is attached as Appendix A to the Company's definitive proxy statement on Schedule 14A for the 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 17, 2012, and is incorporated herein by reference.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2012	NANOMETRICS INCORPORATED

/s/ Ronald W. Kisling
Ronald W. Kisling Chief Financial Officer